Exhibit 99.1

AmerisourceBergen Corporation
P.O. Box 959
Valley Forge, PA 19482

Contact:	Michael N. Kilpatric 610-727-7118 mkilpatric@amerisourcebergen.com
AmerisourceBergen Reports Record $0.63 in Diluted EPS, a 34 Percent
Increase, and Revenue of $19.3 Billion For The March Quarter
Company Increases Fiscal Year 2010 EPS Guidance to a Range of $2.01 to $2.10
VALLEY FORGE, PA, April 22, 2010 — AmerisourceBergen Corporation (NYSE:ABC) today reported that in its fiscal year 2010 second quarter ended March 31, 2010, diluted earnings per share were a record $0.63, a 34 percent increase. Revenue in the quarter was $19.3 billion, up 11.5 percent. The Company also increased its fiscal year 2010 diluted earnings per share guidance to a range of $2.01 to $2.10, which represents a 19 percent to 24 percent increase over the $1.69 diluted earnings per share from continuing operations last fiscal year. All the results are presented in accordance with U.S. generally accepted accounting principles (GAAP), and earnings per share and other share-related data reflect the Company’s June 2009 two-for-one stock split.
Fiscal Second Quarter Highlights
•	Revenue of $19.3 billion, up 11.5 percent.
•	Record diluted earnings per share of $0.63, a 34 percent increase.
•	Gross profit of $612.1 million, up 11 percent.
•	Operating expense ratio of 1.56 percent, down 20 basis points.
•	Operating margin of 1.61 percent, up 18 basis points.
•	$111 million of share repurchases.
Fiscal First Six Months Highlights
•	Record revenue of $38.6 billion, up 11.5 percent.
•	Record diluted earnings per share of $1.15, a 39 percent increase.
•	Gross profit of $1.2 billion, up 13 percent.
•	Operating expense ratio of 1.56 percent, down 16 basis points.
•	Operating margin of 1.48 percent, up 19 basis points.
•	$255 million of share repurchases.

“Our key growth drivers of generic pharmaceuticals and specialty distribution and services were prominent in our outstanding results this quarter. We delivered strong revenue growth, including above market growth in generics, and disciplined working capital and expense control,” said R. David Yost, AmerisourceBergen’s President and Chief Executive Officer. “In the quarter, revenue grew $2.0 billion or 11.5 percent, with more than 4 percent of that growth coming from new business. Our receivable days and inventory days were both down in the quarter. Our balance sheet remains strong, and we have excellent financial flexibility.”
Summary of Quarterly Results
•	Revenue: In the second quarter of fiscal 2010, revenue was $19.3 billion, up 11.5 percent compared to the same quarter in the previous fiscal year, with new business added in fiscal year 2009 contributing 4.4 percent of the increase. In the quarter, revenue grew 13 percent at AmerisourceBergen Drug Corporation and 5 percent at AmerisourceBergen Specialty Group.
•	Gross Profit: Gross profit in the fiscal 2010 second quarter was $612.1 million, an 11 percent increase compared to the year-ago same period, due primarily to increased revenue and the impact of recent generic pharmaceutical launches, especially in the Company’s Specialty Group. The LIFO charge in the fiscal 2010 second quarter was $10.7 million compared with an $11.6 million charge in the previous year’s second quarter.
•	Operating Expenses: For the second quarter of fiscal 2010, operating expenses were $300.8 million, down from $304.2 million in the prior fiscal year’s second quarter, despite revenue being up 11.5 percent in the quarter. The fiscal 2009 second quarter included $4.3 million in charges for facility consolidations, employee severance and other.
•	Operating Income: In the fiscal 2010 second quarter, operating income increased 25 percent to $311.2 million, due to double-digit revenue and gross profit growth in combination with a reduction in operating expenses.
•	Tax Rate: The effective tax rate for the second quarter of fiscal 2010 was 37.9 percent, down from 38.2 percent in the previous fiscal year’s second quarter.
•	Earnings Per Share: Diluted earnings per share were up 34 percent to $0.63 in the second quarter of fiscal 2010 compared to $0.47 in the previous fiscal year’s second quarter, due to the 26 percent increase in net income and a 6 percent reduction in diluted weighted average shares outstanding.

•	Shares Outstanding: Diluted average shares outstanding for the second quarter of fiscal year 2010 were 287.2 million, down more than 17 million shares from the previous fiscal year’s second quarter due primarily to share repurchases, net of option exercises.
Key Quarterly Ratios
•	Gross Margin: Gross profit as a percentage of revenue decreased 2 basis points to 3.17 percent in the fiscal 2010 second quarter over the same period in the previous fiscal year, as the positive impact of strong generic pharmaceutical sales and the contribution of recent generic launches was offset by the Company’s largest customers growing faster than the overall market and normal competitive pressures.
•	Operating Expense Ratio: Operating expenses as a percentage of revenue in the fiscal 2010 second quarter were 1.56 percent, down 20 basis points from the same period in the previous fiscal year. The lower ratio demonstrates the Company’s ability to leverage its existing infrastructure and its focus on productivity and efficiency.
•	Operating Margin: Operating income as a percentage of revenue increased 18 basis points to 1.61 percent in the fiscal 2010 second quarter compared with the previous year’s second quarter due to the reduction in the Company’s operating expense ratio.
Fiscal Year 2010 Expectations Raised
“Looking ahead, the Company is increasing its expectations for diluted earnings per share for fiscal year 2010 to a range of $2.01 to $2.10, an increase of 19 percent to 24 percent over the $1.69 from continuing operations in fiscal year 2009,” said R. David Yost, AmerisourceBergen President and Chief Executive Officer. “Our assumption for revenue growth is unchanged at between 7 percent and 8 percent, which reflects market growth of 3 percent to 5 percent in the second half of the fiscal year as the Company annualizes most of its new business. We are increasing our operating margin expansion assumption to the high single digit to low double digit basis point range, and we have raised our free cash flow assumption range for the fiscal year to $525 million to $600 million, which includes capital expenditures in the $140 million range. The Company continues to expect to repurchase approximately $350 million of AmerisourceBergen common shares in fiscal 2010.”

Conference Call
The Company will host a conference call to discuss its results at 11:00 a.m. Eastern Time on April 22, 2010. Participating in the conference call will be: R. David Yost, President and Chief Executive Officer and Michael D. DiCandilo, Executive Vice President and Chief Financial Officer.
To access the live conference call via telephone:
Dial in: The dial-in number for the live call will be 210-234-0010. The access code for the call is ABC.
To access the live webcast:
Go to the Investor Relations page at http://www.amerisourcebergen.com.
A replay of the telephone call and webcast will be available from 2:30 p.m. April 22, 2010 until 11:59 p.m. April 30, 2010. The Webcast replay will be available for 30 days.
To access the replay via telephone:

Dial in:	866-427-6406 from within the U.S. 203-369-0895 from outside the U.S., access code: 995267
To access the archived webcast:
Go to the Quarterly Webcasts section on the Investor Relations page at http://www.amerisourcebergen.com.
About AmerisourceBergen
AmerisourceBergen is one of the world’s largest pharmaceutical services companies serving the United States, Canada and selected global markets. Servicing both healthcare providers and pharmaceutical manufacturers in the pharmaceutical supply channel, the Company provides drug distribution and related services designed to reduce costs and improve patient outcomes. AmerisourceBergen’s service solutions range from pharmacy automation and pharmaceutical packaging to reimbursement and pharmaceutical consulting services. With more than $75 billion in annualized revenue, AmerisourceBergen is headquartered in Valley Forge, PA, and employs approximately 10,000 people. AmerisourceBergen is ranked #24 on the Fortune 500 list. For more information, go to www.amerisourcebergen.com.

Forward-Looking Statements
Certain of the statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on management’s current expectations and are subject to uncertainty and change in circumstances. Among the factors that could cause actual results to differ materially from those projected, anticipated or implied are the following: changes in pharmaceutical market growth rates; the loss of one or more key customer or supplier relationships; changes in customer mix; customer delinquencies, defaults or insolvencies; supplier defaults or insolvencies; changes in pharmaceutical manufacturers’ pricing and distribution policies or practices; adverse resolution of any contract or other dispute with customers or suppliers; federal and state government enforcement initiatives to detect and prevent suspicious orders of controlled substances and the diversion of controlled substances; qui tam litigation for alleged violations of laws and regulations governing the marketing, sale and purchase of pharmaceutical products or any related litigation, including shareholder derivative lawsuits; changes in U.S. legislation or regulatory action affecting pharmaceutical product pricing or reimbursement policies, including under Medicaid and Medicare; changes in regulatory or clinical medical guidelines and/or labeling for the pharmaceutical products we distribute, including certain anemia products; price inflation in branded pharmaceuticals and price deflation in generics; greater or less than anticipated benefit from launches of the generic versions of previously patented pharmaceutical products; significant breakdown or interruption of our information technology systems; our inability to implement an enterprise resource planning (ERP) system to handle business and financial processes within AmerisourceBergen Drug Corporation’s operations and our corporate functions without operating problems and/or cost overruns; success of integration, restructuring or systems initiatives; interest rate and foreign currency exchange rate fluctuations; economic, business, competitive and/or regulatory developments in Canada, the United Kingdom and elsewhere outside of the United States, including potential changes in Canadian provincial legislation affecting pharmaceutical product pricing or service fees or regulatory action by provincial authorities in Canada to lower pharmaceutical product pricing or service fees; the impact of divestitures or the acquisition of businesses that do not perform as we expect or that are difficult for us to integrate or control; our inability to successfully complete any other transaction that we may wish to pursue from time to time; changes in tax legislation or adverse resolution of challenges to our tax positions; increased costs of maintaining, or reductions in our ability to maintain, adequate liquidity and financing sources; volatility and deterioration of the capital and credit markets; and other economic, business, competitive, legal, tax, regulatory and/or operational factors affecting our business generally. Certain additional factors that management believes could cause actual outcomes and results to differ materially from those described in forward-looking statements are set forth (i) in Item 1A (Risk Factors) in the Company’s Annual Report on Form 10-K for this Fiscal Year Ended September 30, 2009 and elsewhere in that report and (ii) in other reports filed by the Company pursuant to the Securities Exchange Act of 1934.
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AMERISOURCEBERGEN CORPORATION
FINANCIAL SUMMARY
(In thousands, except per share data)
(unaudited)

	Three		Three
	Months Ended		Months Ended
	March 31,	% of	March 31,	% of	%
	2010	Revenue	2009	Revenue	Change

Revenue	$19,300,627	100.00%	$17,311,651	100.00%	11.5%

Cost of goods sold	18,688,559		16,759,180		11.5%

Gross profit	612,068	3.17%	552,471	3.19%	10.8%

Operating expenses:
Distribution, selling and administrative	280,191	1.45%	280,509	1.62%	-0.1%
Depreciation and amortization	20,687	0.11%	19,434	0.11%	6.4%
Facility consolidations, employee severance and other	(37)	—%	4,262	0.02%

Total operating expenses	300,841	1.56%	304,205	1.76%	-1.1%

Operating income	311,227	1.61%	248,266	1.43%	25.4%

Other loss	268	—%	504	—%

Interest expense, net	19,279	0.10%	14,521	0.08%	32.8%

Income from continuing operations before income taxes	291,680	1.51%	233,241	1.35%	25.1%

Income taxes	110,672	0.57%	89,199	0.52%	24.1%

Income from continuing operations	181,008	0.94%	144,042	0.83%	25.7%

Loss from discontinued operations, net of tax	—		(655)

Net income	$181,008		$143,387

Basic earnings per share:
Continuing operations	$0.64		$0.48		33.3%
Discontinued operations	—		—
Rounding	—		(0.01)

Total	$0.64		$0.47

Diluted earnings per share:
Continuing operations	$0.63		$0.47		34.0%
Discontinued operations	—		—

Total	$0.63		$0.47

Weighted average common shares outstanding:
Basic	281,926		302,446
Diluted (1)	287,162		304,584

(1)	Includes the dilutive effect of stock options, restricted stock, and restricted stock units.

AMERISOURCEBERGEN CORPORATION
FINANCIAL SUMMARY
(In thousands, except per share data)
(unaudited)

	Six		Six
	Months Ended		Months Ended
	March 31,	% of	March 31,	% of	%
	2010	Revenue	2009	Revenue	Change

Revenue	$38,636,486	100.00%	$34,650,028	100.00%	11.5%

Cost of goods sold	37,461,048		33,607,709		11.5%

Gross profit	1,175,438	3.04%	1,042,319	3.01%	12.8%

Operating expenses:
Distribution, selling and administrative	560,430	1.45%	552,535	1.59%	1.4%
Depreciation and amortization	41,484	0.11%	38,343	0.11%	8.2%
Facility consolidations, employee severance and other	(85)	—%	5,291	0.02%

Total operating expenses	601,829	1.56%	596,169	1.72%	0.9%

Operating income	573,609	1.48%	446,150	1.29%	28.6%

Other loss	545	—%	933	—%

Interest expense, net	36,546	0.09%	28,704	0.08%	27.3%

Income from continuing operations before income taxes	536,518	1.39%	416,513	1.20%	28.8%

Income taxes	204,203	0.53%	159,942	0.46%	27.7%

Income from continuing operations	332,315	0.86%	256,571	0.74%	29.5%

Loss from discontinued operations, net of tax	—		(2,128)

Net income	$332,315		$254,443

Basic earnings per share:
Continuing operations	$1.17		$0.84		39.3%
Discontinued operations	—		(0.01)

Total	$1.17		$0.83

Diluted earnings per share:
Continuing operations	$1.15		$0.83		38.6%
Discontinued operations	—		(0.01)
Rounding	—		0.01

Total	$1.15		$0.83

Weighted average common shares outstanding:
Basic	284,478		305,586
Diluted (1)	289,262		307,446

(1)	Includes the dilutive effect of stock options, restricted stock, and restricted stock units.

AMERISOURCEBERGEN CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	March 31,	September 30,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$1,199,872	$1,009,368
Accounts receivable, net	3,948,478	3,916,509
Merchandise inventories	4,980,895	4,972,820
Prepaid expenses and other	37,785	55,056

Total current assets	10,167,030	9,953,753

Property and equipment, net	665,801	619,238
Other long-term assets	2,989,457	2,999,749

Total assets	$13,822,288	$13,572,740

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$8,434,934	$8,517,162
Current portion of long-term debt	503	1,068
Other current liabilities	990,961	961,380

Total current liabilities	9,426,398	9,479,610

Long-term debt, less current portion	1,358,505	1,176,933

Other long-term liabilities	205,463	199,728

Stockholders’ equity	2,831,922	2,716,469

Total liabilities and stockholders’ equity	$13,822,288	$13,572,740

AMERISOURCEBERGEN CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six	Six
	Months Ended	Months Ended
	March 31,	March 31,
	2010	2009

Operating Activities:
Net income	$332,315	$254,443
Loss from discontinued operations	—	2,128

Income from continuing operations	332,315	256,571
Adjustments to reconcile income from continuing operations to net cash provided by operating activities	128,795	102,033
Changes in operating assets and liabilities	(114,717)	(325,280)

Net cash provided by operating activities — continuing operations	346,393	33,324
Net cash used in operating activities — discontinued operations	—	(906)

Net cash provided by operating activities	346,393	32,418

Investing Activities:
Capital expenditures	(88,037)	(68,587)
Proceeds from sale of PMSI	—	14,936
Other	134	—

Net cash used in investing activities — continuing operations	(87,903)	(53,651)
Net cash used in investing activities — discontinued operations	—	(1,138)

Net cash used in investing activities	(87,903)	(54,789)

Financing Activities:
Net borrowings	177,518	8,298
Purchases of common stock	(255,199)	(179,879)
Exercises of stock options	64,496	4,415
Cash dividends on common stock	(45,754)	(30,798)
Debt issuance costs and other	(9,047)	(2,450)

Net cash used in financing activities	(67,986)	(200,414)

Increase (decrease) in cash and cash equivalents	190,504	(222,785)

Cash and cash equivalents at beginning of period	1,009,368	878,114

Cash and cash equivalents at end of period	$1,199,872	$655,329